Exhibit 3.3
Amendments to the Articles of Incorporation
of
Cintas Corporation

ARTICLES OF AMENDMENT

OF

CINTAS CORPORATION

Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:

    ARTICLE 1:        The name of record of the corporation is Cintas Corporation.

    ARTICLE 2:        The amendment to the Restated Articles of Incorporation as adopted is as follows:

        (1)           Article Fifth, paragraph one, is changed to read as follows:

        FIFTH:  The maximum number of shares which the Corporation is authorized to have outstanding is:

        A.           90,000,000 shares of Common Stock, without par value and

        B.           100,000 shares of Preferred Stock, without par value.

    ARTICLE 3:        The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

    ARTICLE 4:        The date of the adoption of the amendment was October 24, 1991.

    ARTICLE 5:        The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

    ARTICLE 6:        The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

Amendment	Number of Shares of Common Stock
Article Fifth	For: 17,309,793 Against: 1,657,763 Abstain: 2,781,506
I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the Corporation.

Dated: October 31, 1991	/s/ Robert J. Kohlhepp
Name: Robert J. Kohlhepp
Title: President

ARTICLES OF AMENDMENT

OF

CINTAS CORPORATION

Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:

    ARTICLE 1:        The name of record of the corporation is Cintas Corporation.

    ARTICLE 2:        The amendment to the Restated Articles of Incorporation as adopted is as follows:

        (1)           Article Fifth, paragraph one, is changed to read as follows:

        FIFTH:  The maximum number of shares which the Corporation is authorized to have outstanding is:

        A.           120,000,000 shares of Common Stock, without par value and

        B.           100,000 shares of Preferred Stock, without par value.

    ARTICLE 3:        The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

    ARTICLE 4:        The date of the adoption of the amendment was October 27, 1992.

    ARTICLE 5:        The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

    ARTICLE 6:        The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

Amendment	Number of Shares of Common Stock
Article Fifth	For: 38,683,425 Against: 1,250,328 Abstain: 27,064
I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the Corporation.

Dated: November 4, 1992	/s/ Robert J. Kohlhepp
Name: Robert J. Kohlhepp
Title: President

ARTICLES OF AMENDMENT

OF

CINTAS CORPORATION

The following Articles of Amendment are executed by the undersigned, a Washington corporation:

1.           The name of the corporation is Cintas Corporation.

2.           Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, Articles "EIGHTH" and "TWELFTH" of the Articles of Incorporation of the corporation are amended to read as follows:

EIGHTH.  This Corporation elects to be covered by the provisions of Section 23B.17.020 of the Washington Business Corporation Act concerning transactions with interested shareholders.

TWELFTH.  The number of Directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased in the manner provided therein.  The Directors of this Corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the Director or Director whose removal is sought in the manner provided by the Bylaws.

3.           The date of adoption of the amendments by the shareholders of the corporation is October 13, 1994.

4.           The amendments were duly approved by the shareholders in accordance with provisions of RCW 23B.10.030 and RCW 23B.10.040.

These Articles of Amendment are executed by said corporation by its duly authorized officer.

Dated:  October 13, 1994

CINTAS CORPORATION

By:	/s/ Robert J. Kohlhepp
Robert J. Kohlhepp
President

ARTICLES OF AMENDMENT

OF

CINTAS CORPORATION

Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:

    ARTICLE 1:        The name of record of the corporation is Cintas Corporation.

    ARTICLE 2:        The amendment to the Restated Articles of Incorporation as adopted is as follows:

        (1)           Article Fifth, paragraph one, is changed to read as follows:

        FIFTH:  The maximum number of shares which the Corporation is authorized to have outstanding is:

        A.           300,000,000 shares of Common Stock, without par value and

        B.           100,000 shares of Preferred Stock, without par value.

    ARTICLE 3:        The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

    ARTICLE 4:        The date of the adoption of the amendment was October 21, 1998.

    ARTICLE 5:        The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

    ARTICLE 6:        The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

Amendment	Number of Shares of Common Stock
Article Fifth	For: 84,071,496 Against: 11,113,728 Abstain: 226,132
I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the Corporation.

Dated: October 21, 1998	/s/ Robert J. Kohlhepp
Name: Robert J. Kohlhepp
Title: Chief Financial Officer

ARTICLES OF AMENDMENT

OF

CINTAS CORPORATION

Pursuant to the provisions of RWC 23B.10 of the Washington Business Corporation Act, the following Articles of Amendment to the Restated Articles of Incorporation are herewith submitted for filing:

    ARTICLE 1:        The name of record of the corporation is Cintas Corporation.

    ARTICLE 2:        The amendment to the Restated Articles of Incorporation as adopted is as follows:

        (1)           Article Fifth, paragraph one, is changed to read as follows:

        FIFTH:  The maximum number of shares which the Corporation is authorized to have outstanding is:

        A.           425,000,000 shares of Common Stock, without par value and

        B.           100,000 shares of Preferred Stock, without par value.

    ARTICLE 3:        The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

    ARTICLE 4:        The date of the adoption of the amendment was October 25, 2000.

    ARTICLE 5:        The amendment was adopted by the Shareholders of the Corporation in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

    ARTICLE 6:        The number of shares of each class entitled to vote as a class that voted for and against amendment to Article Fifth was:

Amendment	Number of Shares of Common Stock
Article Fifth	For: 15,920,786 Against: 1,226,506 Abstain: 195,487
I certify that I am an officer of Cintas Corporation and am authorized to execute these Articles on behalf of the Corporation.

Dated: October 25, 2000	/s/ Scott Farmer
Name: Scott Farmer
Title: President